SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

______________________

Date of Report: February 6, 2006
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

The descriptions of the agreements in Item 2.01 are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 6, 2006, we acquired substantially all of the assets of Marlin Capital Partners II, LLC, a Florida limited liability company doing business as “InTransit Media” (“MCP”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) with MCP dated February 6, 2006. Pursuant to the terms of the Purchase Agreement, in consideration for MCP’s assets, we paid $500,000 in cash and delivered 146,762 shares of our common stock, $.001 par value per share (the “Common Stock”). The purchased assets consisted of the assets used in MCP’s digital advertising services business, including its exclusive right to provide digital advertising services to the Port Authority of New York and New Jersey for the Port Authority’s PATHVISION broadcasting system (the “PATH Contract”) and the equipment, computer servers and software used by MCP in the delivery of such services.

In addition to the purchase price paid at closing, we agreed to issue and deliver MCP (or its designees) an amount of additional shares of our Common Stock for each year that the PATH Contract is extended beyond its current term (not to exceed four (4) years), as determined by dividing $333,333 by the average closing price of our Common Stock during the twenty (20) day trading period ending on the trading day preceding the last day of the term of the PATH Contract prior to such extension.

In connection with the Purchase Agreement, we entered into a registration rights agreement with MCP dated as of February 6, 2006 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, at any time after February 5, 2007, the holders of at least twenty percent (20%) of the total number of registrable securities shall have the right to cause us to register under the Securities Act of 1933, as amended (the “Act”), the registrable securities issued to such holders pursuant to the Purchase Agreement. In addition, with certain exceptions, such holders shall have unlimited “piggy-back” registration rights with respect to such shares.

This above description of the Purchase Agreement and the Registration Rights Agreement and the transactions contemplated thereby is not a complete description of the terms of the Purchase Agreement, the Registration Rights Agreement or the transactions contemplated thereby and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 2.01, we issued shares of Common Stock described therein. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and MCP represented to us that is was an “accredited investor”, as defined in the Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Asset Purchase Agreement, dated as of February 6, 2006, by and between our company and Marlin Capital Partners II, LLC.

10.2	Registration Rights Agreement, dated as of February 6, 2006, by and between our company and Marlin Capital Partners II, LLC.

99.1	Press Release, issued on February 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: February 7, 2006	By:	/s/Joseph Martinez
Joseph Martinez
Chief Financial Officer

EXHBIT INDEX

Number	Documents

10.1	Asset Purchase Agreement, dated as of February 6, 2006, by and between our company and Marlin Capital Partners II, LLC.

10.2	Registration Rights Agreement, dated as of February 6, 2006, by and between our company and Marlin Capital Partners II, LLC.

99.1	Press Release issued on February 7, 2006.